Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bio-Path Holdings, Inc.

Bellaire, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2019, relating to the consolidated financial statements of Bio-Path Holdings, Inc. (“Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Salt Lake City, Utah
May 16, 2019